UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

                            March 14, 2007

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 108th Avenue NE, Bellevue, Washington 98004
(Address of principal executive offices)(Zip Code)

(425) 453-9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On March 14, 2007 Esterline Technologies Corporation (“Esterline”) acquired all of the outstanding capital stock of CMC Electronics Holdings Inc., a Canadian corporation (“CMC Holdings”), for CAD $397.0 million, or approximately USD $337.6 million, subject to post-closing dollar-for-dollar adjustments for changes in the working capital of CMC Holdings. The purchase price was translated to U.S. dollars using a spot rate of .8506 as of March 14, 2007. This Form 8-K/A is being filed in order to present the financial statements described under Item 9.01 of this Current Report.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

(b)	Pro Forma Financial Information

(d)	Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: May 29, 2007	By:	/s/Robert D. George
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP, Chartered Accountants

99.1	The Financial Statements (which includes the audited consolidated financial statements, including the notes thereto of CMC Holdings), as of and for the fiscal year ended March 31, 2006, and the chartered accountants firm’s report.

99.2	The unaudited Interim Financial Statements (which includes the unaudited consolidated financial statements, including the notes thereto of CMC Holdings), as of and for the nine months ended December 31, 2006.

99.3	The unaudited pro forma condensed combined balance sheet and statement of operations of Esterline Technologies Corporation and CMC Holdings as of and for the fiscal year ended October 27, 2006 and as of and for the three months ended January 26, 2007.